Exhibit 10.1

FIFTH AMENDMENT

TO

REGISTRATION RIGHTS AGREEMENT

THIS FIFTH AMENDMENT TO REGISTRATION RIGHTS AGREEMENT (this “Amendment”) is made and entered into as of October 28, 2010 by and among TECHNISCAN, INC., (the “Issuer”), BIOTEX PHARMA INVESTMENTS, LLC (the “Lead Investor”).

R E C I T A L S:

WHEREAS, the Issuer and the Lead Investor desire to revise that certain Registration Rights Agreement dated March 30, 2010 entered into by and among the Issuer, the Lead Investor, and the other holders listed on Schedule I thereto, as amended pursuant to that certain Amendment to Registration Rights Agreement dated as of May 10, 2010, that certain Second Amendment to Registration Rights Agreement dated as of September 30, 2010, that certain Third Amendment to Registration Rights Agreement dated as of October 5, 2010 and that certain Fourth Amendment to Registration Rights Agreement dated as of October 13, 2010 (collectively, the “Agreement”).

NOW, THEREFORE, in consideration of the foregoing and the mutual benefits to be derived from this Amendment, the parties hereto hereby agree as follows:

1.            Amendment of the Agreement.  Pursuant to Section 10 of the Agreement:

(a)           clause (i) of the definition of “Effectiveness Deadline” in Section 1 shall be revised to read as follows:

(i) with respect to the initial Registration Statement required to be filed pursuant to Section 2(a), the earliest of (A) the Convertibility Date (as defined in the First Lien Notes), and (B) the date any other registration statement covering equity securities of the Issuer becomes effective and

(b)           clause (i) of the definition of “Filing Deadline” in Section 1 shall be revised to read as follows:

(i) with respect to the initial Registration Statement required to be filed pursuant to Section 2(a), the Maturity Date and

(c)           the definition of “Registrable Securities” in Section 1 shall be revised to read as follows:

“Registrable Securities” means (i) the Conversion Shares, (ii) the Warrant Shares, (iii) all shares of capital stock issued in connection with any extension of the maturity of the Notes, (iv) all shares of capital stock issued or issuable upon exercise of warrants issued in connection with any extension of the maturity of the Notes and (v) any capital stock of the Issuer issued or issuable with respect to the Conversion Shares, the Warrant Shares, the shares of capital stock described in (iii) or (iv) above, the Notes or the Warrants, including, without limitation, (1) as a result of any stock split, stock dividend, recapitalization, exchange or similar event or otherwise and (2) shares of capital stock of the Issuer into which the shares of Common Stock are converted or exchanged and shares of capital stock of a Successor Entity (as defined in the Notes) into which the shares of Common Stock are converted or exchanged, in each case, without regard to any limitations on conversion of the Notes or exercise of the Warrants.

(d)           the definition of “Required Registration Amount” in Section 1 shall be revised to read as follows:

“Required Registration Amount” means 100% of the sum of (i) the maximum number of Conversion Shares issued or issuable pursuant to the Notes,(ii) the maximum number of Warrant Shares issued or issuable pursuant to the Warrants,(iii) the maximum number of shares of capital stock issued in connection with any extension of the maturity of the Notes, (iv) the maximum number of shares of capital stock issued or issuable upon exercise of warrants issued in connection with any extension of the maturity of the Notes  and (v) the maximum number of Registrable Securities included in clause (v) of the definition thereof, in each case, as of the Trading Day (as defined in the Warrants) immediately preceding the applicable date of determination (without taking into account any limitations on the conversion of the Notes or the exercise of the Warrants set forth therein).  For the avoidance of doubt, for purposes of Section 2(d), each and every day shall be an “applicable date of determination” within the meaning of the preceding sentence. For purposes of the initial Registration Statement filed pursuant hereto, the Required Registration Amount shall be determined assuming the accrual of interest on the Notes at least through the Maturity Date (as defined in the Notes).

(e)           Section 2(a) shall be revised by adding “(i)”after the words “Mandatory Registration” and adding the following as Section 2(a)(ii) :

(ii) The parties acknowledge that the Registration Statement on Form S-1 filed by the Issuer on or about May 28, 2010 constitutes the initial Registration Statement required to be filed pursuant to this Section 2(a).  On or prior to the Filing Deadline, and prior to the effectiveness thereof, the Issuer will amend such Registration Statement so that (A) it covers the Required Registration Amount following the issuance of the shares of Common Stock and Warrants being issued in connection with the extension of the Maturity Date of the First Lien Notes and the Second Lien Note (collectively, the “Notes”) to January 31, 2011 and, if the Maturity Date of the Notes is extended to April 15, 2011 pursuant to Section 3 of the Notes, the Required Registration Amount following the issuance of the shares of Common Stock and Warrants issued in connection with the extension of the Maturity Date of the Notes to April 15, 2011 and (B) TMS Capital Holdings LLC is added as a selling stockholder.

(f)            Section 9 shall be revised to read as follows:

All or any portion of the rights under this Agreement shall be automatically assignable by each Investor to any transferee, assignee or participant (as the case may be) of all or any portion of such Investor’s Registrable Securities, Notes or Warrants if: (i) such Investor agrees in writing with such transferee, assignee or participant (as the case may be) to assign all or any portion of such rights, and a copy of such agreement is furnished to the Issuer within a reasonable time after such transferee, assignee or participant (as the case may be); (ii) the Issuer is, within a reasonable time after such transfer, assignment or participation (as the case may be), furnished with written notice of (a) the name and address of such transferee, assignee or participant (as the case may be), and

(b) the securities with respect to which such registration rights are being assigned; and (iii) such transferee, assignee or participant (as the case may be) agrees in writing with the Issuer to be bound by all of the provisions contained herein.

2.            Continued Effect of the Agreement.  All provisions of the Agreement, except as modified by this Amendment, shall remain in full force and effect and are reaffirmed.  Other than as stated in this Amendment, this Amendment shall not operate as a waiver of any condition or obligation imposed on the parties under the Agreement.

3.            Interpretation of Amendment.  In the event of any conflict, inconsistency, or incongruity between any provision of this Amendment and any provision of the Agreement, the provisions of this Amendment shall govern and control.

4.             Counterparts.  This Amendment may be executed in any number of counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same agreement.  A facsimile or e-mailed “.pdf” data file copy of an original written signature shall be deemed to have the same effect as an original written signature.

IN WITNESS WHEREOF, the parties hereto have executed this Amendment to Registration Rights Agreement as of the date first set forth above.

TECHNISCAN, INC.		BIOTEX PHARMA INVESTMENTS, LLC

By:	/s/ David C. Robinson	By:	/s/ Robert Kessler
David C. Robinson		Robert Kessler
Chief Executive Officer		Member